UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 29, 2012

Date of report (Date of earliest event reported)

Ingram Micro Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-12203	62-1644402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 E. St. Andrew Place, Santa Ana, CA	92705
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 566-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On June 29, 2012, Ingram Micro Inc., a Delaware corporation (“Ingram Micro”), Brightpoint, Inc., an Indiana corporation (“Brightpoint”) and Beacon Sub, Inc., an Indiana corporation and wholly-owned subsidiary of Ingram Micro (“Merger Subsidiary”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) under which Ingram Micro will acquire Brightpoint. Pursuant to the Merger Agreement, and subject to the satisfaction or waiver of the conditions therein, Merger Subsidiary will be merged with and into Brightpoint (the “Merger”) and Brightpoint will become a wholly-owned subsidiary of Ingram Micro. As a result of the Merger, each share of Brightpoint common stock, par value $0.01 per share (“Common Stock”), issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”), other than treasury shares and shares held by any direct or indirect subsidiary of Brightpoint or Ingram Micro, will be converted into the right to receive $9.00 in cash, without interest.

The Merger Agreement also provides that at the Effective Time, each outstanding restricted stock unit, restricted stock award and restricted share of Common Stock granted under any company stock plan will be converted into the right to receive $9.00 in cash.

The Merger Agreement contains customary representations, warranties and covenants by each of Ingram Micro and Brightpoint.

The parties’ obligations to complete the Merger are conditioned upon (i) the receipt of antitrust approvals or the expiration or early termination of waiting periods, as applicable, in the United States, the European Union and certain other jurisdictions, (ii) approval of the Merger Agreement by the holders of a majority of the outstanding shares of Brightpoint’s Common Stock and (iii) other customary closing conditions.

The Merger Agreement contains certain termination rights for both Ingram Micro and Brightpoint and further provides that, upon termination of the Merger Agreement under certain circumstances, Brightpoint may be obligated to pay Ingram Micro a termination fee of $26 million.

The Merger Agreement has been filed as an exhibit to this Form 8-K to provide you with information regarding the terms of the agreement and is not intended to modify or supplement any factual disclosures about Ingram Micro in its public reports filed with the Securities and Exchange Commission (the “SEC”). In particular, the Merger Agreement and related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Ingram Micro or Brightpoint. The representations and warranties have been negotiated with the principal purpose of establishing the circumstances in which a party may have the right not to close the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocate risk between the parties, rather than establishing matters as facts.

The foregoing description of the Merger Agreement does not purport to be complete, and is qualified in its entirety by reference to such agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Debt Commitment Letter

In connection with the Merger Agreement, Ingram Micro entered into a commitment letter (the “Debt Commitment Letter”) with Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”) on June 29, 2012, pursuant to which Morgan Stanley has committed to provide up to $300 million under a 364-day senior unsecured bridge term loan facility (the “Facility”). The Facility is intended to be used to finance a portion of the merger consideration and related fees and expenses to the extent that Ingram Micro does not finance such consideration through (i) available cash and borrowings under its existing credit agreement and/or (ii) the issuance of unsecured debt and equity securities or other debt financing at or prior to the closing of the Merger. If Ingram Micro chooses to draw under the Facility, it may refinance all or a portion of the Facility at a later date. Morgan Stanley will act as sole lead arranger, sole bookrunner and administrative agent for the Facility. The commitment to provide the Facility is subject to certain conditions, including the negotiation of definitive documentation and other customary closing conditions. The funding under the Facility is not a condition to the obligations of Ingram Micro under the terms of the Merger Agreement. Ingram Micro will pay customary fees and expenses in connection with obtaining the Facility and has agreed to indemnify the lenders if certain losses are incurred by the lenders in connection therewith.

The foregoing summary of certain terms of the Debt Commitment Letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Debt Commitment Letter, a copy which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 8.01 Other Events

On July 2, 2012, Ingram Micro and Brightpoint issued a joint press release announcing that they had entered into the Merger Agreement.

A copy of the press release is furnished as Exhibit 99.1.

Cautionary Statement Regarding Forward-Looking Statements

This document contains forward-looking statements that are based on current management expectations. Certain risks may cause such expectations to not be achieved and, in turn, may have a material adverse effect on Ingram Micro’s business, financial condition and results of operations. Ingram Micro disclaims any duty to update any forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements.

Important risk factors that could cause actual results to differ materially from those discussed in the forward-looking statements include, without limitation: our ability to timely complete the transaction, if at all; our ability to complete the transaction considering the various closing conditions, including those conditions related to regulatory approvals and shareholder approval; the financial performance of Brightpoint and Ingram Micro through the completion of the merger; Brightpoint’s business may not perform as expected due to transaction-related uncertainty or other factors; the ability of Brightpoint and Ingram Micro to retain relationships with customers, vendors and carriers; management’s ability to execute its plans, strategies and objectives for future operations, including the execution of integration plans; growth of the mobility industry; our ability to maintain access to adequate levels of capital at reasonable rates; and our ability to achieve the expected benefits and manage the expected costs of the transaction.

For a further discussion of significant factors to consider in connection with forward-looking statements concerning Ingram Micro, reference is made to Item 1A Risk Factors of Ingram Micro’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and Item 1A Risk Factors of Ingram Micro’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012; other risks or uncertainties may be detailed from time to time in Ingram Micro’s future SEC filings.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

2.1	Agreement and Plan of Merger, dated June 29, 2012, among Ingram Micro Inc., Brightpoint, Inc. and Beacon Sub, Inc.*

10.1	Commitment Letter, dated June 29, 2012, among Ingram Micro Inc. and Morgan Stanley Senior Funding, Inc.

99.1	Press Release, dated July 2, 2012, of Ingram Micro Inc. and Brightpoint, Inc.

*	Ingram Micro has omitted certain schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K and shall furnish supplementally to the SEC copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGRAM MICRO INC.

Dated: July 2, 2012	By:	/s/ Larry C. Boyd
Name: Larry C. Boyd Title: Executive Vice President, Secretary and General Counsel